Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 23, 2024, with respect to the financial statements of the Annuity Investors Life Insurance Company, incorporated by reference herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, incorporated by reference herein on Form N-4 (File No. 333-19725).

/s/ KPMG LLP

Columbus, Ohio

November 21, 2024

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 19, 2024, with respect to the financial statements of the subaccounts, which comprise Annuity Investors Variable Account B, and the related notes, including the financial highlights (collectively, the financial statements), incorporated by reference herein, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, incorporated by reference herein on Form N-4 (File No. 333-19725).

/s/ KPMG LLP

Columbus, Ohio

November 21, 2024